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                                                               Exhibit (99)(b)

                               POWER OF ATTORNEY

                                WITH RESPECT TO
                       NORTHBROOK LIFE INSURANCE COMPANY

      Know  all men by  these  presents  that  Thomas  J.  Wilson,  II,  whose signature appears below, constitutes and appoints Louis G. Lower, II and Michael J. Velotta, each acting individually, his attorney-in-fact, with power of substitution and in any and all capacities, to sign any registration statements and amendments thereto for the Northbrook Life Insurance Company and related Contracts and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


                                                    APRIL 23, 1999
                                                    --------------
                                                    Date


                                                    /s/THOMAS J. WILSON, II
                                                    -----------------------
                                                    Thomas J. Wilson, II
                                                    Vice Chairman and Director